UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): June 8, 2016

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17001 Northchase Drive, Suite 100
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 8, 2016, the Compensation Committee (the “Committee”) and Board of Directors (the “Board”) of Swift Energy Company, in consultation with its independent compensation consultant, Longnecker & Associates (“Longnecker”), approved certain compensation matters related to Board compensation.
As previously reported on Form 8-K on April 28, 2016, as part of the Company’s emergence from bankruptcy, effective April 22, 2016, the Board of the Company consisted of the following members: Michael Duginski, Gabriel L. Ellisor, David Geenberg, Peter Kirchof, Terry E. Swift and Charles W. Wampler. At the time of appointment, compensation for the Board had not been approved. Following the engagement and consultation of Longnecker, the Committee and Board approved the following cash compensation for non-employee directors on June 8, 2016:

•	An annual retainer of $70,000 for Messrs. Duginski, Ellisor and Wampler;

•	An annual chairman fee for the Audit Committee (Mr. Ellisor) of $20,000; and

•	An annual chairman fee for the Nominating and Strategy Committee (Mr. Duginski) of $5,000.
The annual cash fees described above will be paid to the applicable directors in quarterly installments in arrears, and will be prorated for services provided during the 2016 calendar year. Messrs. Geenberg and Kirchof are not receiving compensation from the Company for their Board service due to their employee relationship with Strategic Value Partners LLC, the Company’s largest beneficial shareholder. Mr. Kirchof is chairman of the Compensation Committee. As is customary for an employee director, Mr. Swift will not receive any additional compensation from the Company other than his compensation as an employee.
On June 8, 2016, the Committee and Board, in consultation with Longnecker, also approved and granted equity awards for certain non-employee directors. The equity awards consisted of 3,524 stock option awards and 5,286 restricted stock unit awards being granted to each of Messrs. Duginski, Ellisor and Wampler. The awards are governed by the Company’s 2016 Incentive Plan and each director’s respective grant agreement. The 2016 Incentive Plan was previously filed on April 27, 2016, as Exhibit 4.1 to the Company’s Form S-8 Registration Statement. In summary, (1) 100% of the stock option and restricted stock unit awards will vest on the first anniversary of the grant date, (2) the stock options shall have an expiration date on the fifth anniversary of the grant date and (3) the stock options shall have an exercise price of $23.25, which was determined to be the Fair Market Value, as defined in the 2016 Incentive Plan, on the date of grant. This summary of the stock option and restricted stock unit awards does not purport to be complete and is qualified in its entirety by the Stock Option Agreement and Restricted

Stock Unit Agreement, forms of which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.
The Committee and Board also granted stock option and restricted stock unit awards on June 8, 2016, to Terry E. Swift, Chief Executive Officer; Robert J. Banks, Executive Vice President and Chief Operating Officer; and Alton D. Heckaman, Jr., Executive Vice President and Chief Financial Officer. The amount, material terms and grant agreements for such awards, which were approved and confirmed by the bankruptcy court as part of the Company’s Plan of Reorganization, were previously reported on the Company’s Current Report on Form 8-K filed on April 28, 2016 and with respect to the grant agreements, forms of which were filed on April 27, 2016 as Exhibits 4.2 and 4.4 on the Company’s Form S-8 Registration Statement. The exercise price for the stock options awards to Messrs. Swift, Banks and Heckaman was $23.25, which was determined to be the Fair Market Value, as defined in the 2016 Incentive Plan, on the date of grant.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10.1	Form of Stock Option Award Agreement – Non Employee Directors
10.2	Form of Restricted Stock Unit Agreement – Non Employee Directors

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 14, 2016

Swift Energy Company
By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr. Executive Vice President & Chief Financial Officer

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